Exhibit 10.8

Babylon Holdings Limited Long Term Incentive Plan

BABYLON HOLDINGS LIMITED

LONG TERM INCENTIVE PLAN

Adopted by the Board on 27 July 2015 and amended by the Board on 2 March 2020 and 7 January 2021

U.S. Appendix adopted by the Board on 30 July 2019 and approved by the Company’s shareholders on 1 August 2019

Non-Employee Sub-Plan adopted by the Board on 29 September 2020

Schedule 1

U.S. Appendix

Schedule 2

Non-Employee Sub-Plan

1.	Grant of Options

1.1	Options granted by Company

Subject to Rules 1.7 and 1.9, the Company may from time to time grant Options to Eligible Employees.

1.2	Terms of Options

Subject to the Rules, the Board shall determine in its absolute discretion who shall be granted Options and the terms of such Options.

1.3	Procedure for grant of Options and Grant Date

An Option shall be granted by the entering (i) into of an Option Certificate on behalf of the Company and by the Eligible Employee; or (ii) by the Company into a unilateral deed poll; or (iii) by such other method as may be determined by the Board from time to time. Unless otherwise determined by the Board, the Grant Date shall be the date on which the Option Certificate has been duly signed by both parties or the date of the deed poll effecting such grant, as applicable.

1.4	Contents of Option Certificate

Subject to Rule 1.5, an Option Certificate shall be in such form of document as the Board may determine from time to time, and shall state all of the following:

(a)	the Grant Date;

(b)	the number of Plan Shares subject to the Option or how that number may be calculated;

(c)	the Exercise Price (if any) or the method by which the Exercise Price will be determined;

(d)	when the Option will ordinarily Vest, and the number of Plan Shares in respect of which the Option will Vest;

(e)	how the Option may be exercised;

(f)	the last date upon which the Option may be exercised; and

(g)	any Performance Target and any other conditions applicable to the Option.

1.5	Signature of Option Certificate by Option Holder

The Option Certificate shall be in a form requiring signature on behalf of the Company and by the Eligible Employee. The Company may, at its absolute discretion, specify that the Eligible Employee must return the signed Option Certificate by a specified date and that failure to return the Option Certificate by such date shall result in the Option Certificate not being valid.

For the avoidance of doubt, this Rule 1.5 does not impose any obligation (implied or otherwise) on the Company to procure the signing of the Option Certificate, notwithstanding that it is returned by the specified date or there is no specified date.

1.6	Power of Attorney

The Board may require as a condition of the grant of any Option that the prospective Option Holder shall grant a power of attorney within 30 days of the Grant Date empowering the attorney to exercise the Option on behalf of the Option Holder and to sell the Plan Shares on terms set out in the power of attorney which are acceptable to the Board. The Option shall lapse 30 days following the Grant Date if the Option Holder is required to execute a power of attorney and has not done so unless the Board waives the requirement to execute a power of attorney within the 30 day period. The Option shall lapse immediately if the Option Holder revokes or purports to revoke or alters or purports to alter the power of attorney.

1.7	When Options may be granted

The Company may grant Options at any time after the Adoption Date.

1.8	Reserved

1.9	Who can be granted Options

The Company may not grant an Option to an individual who is not an Eligible Employee at the Grant Date.

1.10	Right to refuse Options

An Option Holder may, by notice in writing to the Company within thirty days after the Grant Date say he does not want it in whole or part. In such a case, the Option shall to that extent be treated as never having been made. No payment is required from the Option Holder or the Company.

1.11	Options non-transferable

An Option shall be personal to the Option Holder and, except in the case of the death of an Option Holder, shall not be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Option Holder purports to transfer, charge or otherwise alienate the Option.

2.	Plan Limits

2.1	General

The aggregate number of Plan Shares over which Options may be granted shall be subject to such limits as may be agreed by the members of the Company from time to time.

3.	Exercise Price

The Exercise Price shall be determined by the Board and may be any price (including, for the avoidance of doubt, nil).

Where the Board has determined that an Option will be satisfied by the issue of new shares and the Exercise Price is less than the nominal value of a Plan Share the Company will ensure that at the time of issue of the Plan Shares arrangements are in place to pay up the nominal value of the relevant Plan Shares.

4.	Performance Target and conditions of exercise

4.1	Setting of Performance Target and conditions of exercise

The Vesting of an Option and the extent to which it Vests will be subject to the satisfaction of any Performance Targets or any other conditions set by the Board. The exercise of an Option will be subject to the satisfaction of any conditions set by the Board.

4.2	Substitution, variation or waiver of Performance Target and conditions of exercise

If the Board considers that any Performance Target or any other condition imposed under Rule 4.1 subject to which an Option has been granted is no longer appropriate, the Board may substitute, vary or waive any Performance Target or any other condition in such manner (and make such consequential amendments to the Rules) as it thinks fit.

The Option shall then take effect subject to any Performance Target or any other condition as substituted, varied or waived.

4.3	Performance Target or conditions of exercise can no longer be satisfied

If the Board determines that any Performance Target or any other condition imposed under Rule 4.1 has not been satisfied either in whole or in part in relation to an Option and can no longer be satisfied either in whole or in part, the Option shall lapse immediately either in whole or as to such part as the Board determines in its absolute discretion.

4.4	Notification of Option Holders

The Board shall, as soon as practicable, notify each Option Holder concerned of any determination made by it under this Rule 4.

5.	Vesting and exercise provisions

5.1	Earliest date for Vesting of Options

Subject to Rule 7, an Option will Vest on the latest of:

(a)	the relevant date or dates specified in the Option Certificate under Rule 1.4 (as adjusted in accordance with Rule 5.7); and

(b)	the date on which the Board determines that any Performance Target or any other condition imposed under Rule 4.1, have been satisfied.

5.2	Effect of Option Vesting

Subject to the Rules, the effect of an Option Vesting shall be that the Option Holder is entitled to exercise the Option in accordance with Rule 6.2 to the extent that it has Vested at any time following or immediately prior to an Exit Event (or later date of Vesting) or at any other time as may be determined by the Board in its absolute discretion until it otherwise lapses in accordance with the Rules.

For the avoidance of doubt an Option may not be exercised before it Vests.

5.3	Power to declare Options Vested

If the Board in its absolute discretion considers it appropriate, it may determine that Unvested Options Vest in full or in part forthwith or on a specified future date, notwithstanding Rule 5.1 and subject to such other conditions as the Board may reasonably require.

5.4	Effect of Cessation of Relevant Employment and giving or receiving notice

An Option shall only Vest while the Option Holder is in Relevant Employment and if an Option Holder ceases to be in Relevant Employment, any Option granted to him shall lapse on cessation to the extent it has not Vested unless and to the extent the Board determines within 30 days after such cessation that all or part of the Unvested Option shall Vest with effect at cessation. Subject to Rule 5.5, this Rule 5.4 shall apply where the Option Holder ceases to be in Relevant Employment in any circumstances (including, in particular, but not by way of limitation, where the Option Holder is dismissed unfairly, wrongfully, in breach of contract or otherwise).

An Option Holder who has given or received notice of termination of employment (whether or not lawful) may not exercise an Option during any period when the notice is effective unless the Board at its absolute discretion determines otherwise.

Subject to Rule 5.5 and Rule 6.6 if an Option Holder ceases to be in Relevant Employment for any reason, any Option that has Vested at the date of cessation shall not lapse and may be retained until it becomes exercisable or otherwise lapses in accordance with the Rules.

In the event of the death of an Option Holder, subject to Rule 6.6, his legal personal representatives shall be entitled to retain any Option that has Vested at the date of death, which may be retained until it otherwise lapses in accordance with the Rules.

5.5	Effect of Option Holder becoming Bad Leaver

If an Option Holder becomes a Bad Leaver, unless the Board in its absolute discretion determines otherwise, any Option granted to him, whether Vested, part Vested or Unvested, shall lapse immediately with the effect that any outstanding Options may not be exercised.

5.6	Meaning of ceasing to be in Relevant Employment

For the purposes of the Plan, an Option Holder shall not be treated as ceasing to be in Relevant Employment until he no longer holds any office or employment with any Group Member.

In respect of an Option (i) granted on or after the Amendment Date; and (ii) which, as at the Notice Date, is Vested as to zero per cent., the relevant Option Holder shall be considered to have ceased to be in “Relevant Employment” for the purposes of the Vesting of such Option on the Notice Date, and Vesting of such option shall cease on the Notice Date.

5.7	Effect of change in Option Holder’s service

If an Option Holder’s regular level of time commitment in the performance of his or her services for the Company and any Group Member, or his or her job status, is reduced (for example, and without limitation, if the Option Holder has a change in status from full-time to part-time, is demoted or takes an unpaid authorised leave of absence (not amounting to a cessation of Relevant Employment)) while holding an Option that is Unvested in whole or in part, the Board may, in its absolute discretion, determine the effect of such circumstances on that Option, including but not limited to a proportionate reduction in the number of Plan Shares under that Option and/or an appropriate change to the Vesting schedule or any Performance Target applicable to that Option.

No adjustment may be made to an Option in reliance on this Rule 5.7 if such adjustment would adversely affect the rights of an Option Holder in respect of an Option granted prior to the Amendment Date.

6.	Exercise of Options

6.1	Options may be exercised in whole or in part

A Vested Option may be exercised in whole or in part at any time permitted under the Rules following (or at the absolute discretion of the Board immediately prior to) an Exit Event (or later date of Vesting) or at any other time as may be determined by the Board in its absolute discretion. If exercised in part, the unexercised part of the Option shall not lapse as a result and shall remain exercisable in accordance with the Rules.

6.2	Procedure for exercise of Options

An Option shall be exercised by the Option Holder (or his legal personal representatives) delivering to the Company a duly completed notice of exercise in the form from time to time prescribed by the Company, specifying the number of Plan Shares in respect of which the Option is being exercised, and either accompanied by the Exercise Price (if any) in full or confirmation of arrangements satisfactory to the Board for the payment of the Exercise Price, together with any payment and/or documentation required under Rule 11 and, if required, the Option Certificate.

For the avoidance of doubt, the date of exercise of an Option shall be the date of the receipt of the notice of exercise and compliance with the first paragraph of this Rule 6.2.

6.3	Issue or transfer of Plan Shares

Subject to Rule 11, and to any necessary consents and/or restrictions under any applicable laws or regulations (whether in the United Kingdom or overseas) and to compliance by the Option Holder with the Rules, the Company shall, as soon as reasonably practicable and in any event not later than thirty days after the exercise date of the Option, arrange for the issue or transfer to the Option Holder of the number of Plan Shares specified in the notice of exercise, together with, in the case of the partial exercise of an Option, an Option Certificate in respect of, or the original Option Certificate endorsed to show, the unexercised part of the Option.

6.4	Net or cash settling

Subject to Rule 11, the Company may on exercise of an Option arrange for the transfer or issue to the Option Holder of Plan Shares with a Market Value equal to the Gain on the date of exercise of the Option (rounded down to the nearest whole Plan Share). The Option Holder shall not be required to make payment for these Plan Shares.

Where the Company settles an Option in the manner described in this Rule 6.4, this shall be in full and final settlement if the Option Holder’s rights under the Option.

6.5	Reserved

6.6	Exercise following cessation of Relevant Employment

Subject to the Rules, if an Option Holder has retained a Vested Option following cessation of Relevant Employment in accordance with Rule 5.4 the Option Holder shall be entitled to exercise the Vested proportion of his Options in accordance with these Rules on or after an Exit Event or at such other time as the Board may determine in its absolute discretion. Where the Option Holder has died, his legal personal representatives shall be entitled to exercise the Vested proportion of his Options in accordance with these Rules on or after an Exit Event or at such other time as the Board may determine in its absolute discretion.

If not so exercised within a period of one month, or such longer period as the Board may at its absolute discretion determine, from the date on which it becomes exercisable, the Option shall lapse.

6.7	Power to declare an Exit Event

If the Board in its absolute discretion considers it appropriate, it may determine that an Exit Event has occurred such that all of a Vested Option, or such proportion as the Board may determine at its absolute discretion, may be exercised forthwith or on a specified future date, subject to such other conditions that the Board may reasonably require, which may include a provision that the Option may lapse if it has not been exercised within a reasonable period notified to the Option Holder.

6.8	Reserved

6.9	Interaction of Rules

If an Option has become exercisable under Rule 6 and, during the period allowed for the exercise of the Option under Rule 6 the Option becomes exercisable under Rule 7 also (or vice versa), the period allowed for the exercise of the Option shall be the shorter of the period allowed by Rule 6 and the period allowed by Rule 7.

7.	Takeover, Reconstruction, Amalgamation or Winding-up of Company

7.1	Takeover

Subject to Rule 4.1 and Rule 8, where a person other than a New Holding Company obtains a Controlling Interest in the Company as a result of making an offer to acquire Plan Shares which is an Exit Event, the Board may at its absolute discretion determine that all or any part of any Unvested Options will Vest on the date the person obtains Control (for the avoidance of doubt, except to the extent the Option has already lapsed under any other provision of these Rules). Any Unvested Option shall lapse.

Subject to Rule 7.9, to the extent Vested, Options may be exercised at any time during a period of one month beginning with the time the person making the offer has obtained a Controlling Interest of the Company, or such other period determined by the Board. If not so exercised, the Option shall lapse at the end of such period unless the Board determines otherwise, in which case the Option shall continue in force until it lapses in accordance with the Rules.

7.2	Compulsory acquisition of Company

Subject to Rule 4.1 and Rule 8, in the event that a person becomes entitled or bound to acquire shares in the Company under Article 117 of the Companies (Jersey) Law 1991 in its present form and as amended from time to time in circumstances that constitute an Exit Event, the Board may at its absolute discretion determine that all or any part of any Unvested Options will Vest (for the avoidance of doubt, except to the extent the Option has already lapsed under any other provision of these Rules). Any Unvested Option shall lapse.

Subject to Rule 7.9, to the extent Vested, Options may be exercised at any time during a period of one month beginning with the date the person serves such notice, or such other period determined by the Board. If not so exercised, the Option shall lapse at the end of such period unless the Board determines otherwise, in which case the Option shall continue in force until it lapses in accordance with the Rules.

7.3	Reconstruction or amalgamation of Company

Subject to Rule 4.1 and Rule 8, if a person other than a New Holding Company proposes to obtain a Controlling Interest of the Company in pursuance of a compromise or arrangement sanctioned by the court under Part 18A of the Companies (Jersey) Law 1991 that constitutes an Exit Event, the Board may at its absolute discretion determine that all or any part of any Unvested Options will Vest on the date of the court sanction (for the avoidance of doubt, except to the extent the Option has already lapsed under any other provision of these Rules). Any Unvested Option shall lapse.

Subject to Rule 7.9, to the extent Vested, Options may be exercised at any time during a period of one month from such date, or such other period determined by the Board. If not so exercised, the Option shall lapse at the end of such period unless the Board determines otherwise, in which case the Option shall continue in force until it lapses in accordance with the Rules.

7.4	Winding-up of Company

Subject to Rule 4.1 and Rule 8, if notice is given of a resolution for the voluntary winding-up of the Company that constitutes an Exit Event, the Board may at its absolute discretion determine that all or any part of any Unvested Options will Vest on the date of the notice is given (for the avoidance of doubt, except to the extent the Option has already lapsed under any other provision of these Rules). Any Unvested Option shall lapse.

Subject to Rule 7.9, to the extent Vested, Options may be exercised at any time during a period of one month from the date of such notice, or such other period determined by the Board. If not so exercised, the Option shall lapse at the end of such period unless the Board determines otherwise, in which case the Option shall continue in force until it lapses in accordance with the Rules.

7.5	Asset Sale

Subject to Rule 4.1 and Rule 8, in the event of a distribution following an Asset Sale that constitutes an Exit Event, the Board may at its absolute discretion determine that all or any part of any Unvested Options will Vest (for the avoidance of doubt, except to the extent the Option has already lapsed under any other provision of these Rules). Any Unvested Option shall lapse.

Subject to Rule 7.9, to the extent Vested, Options may be exercised at any time during a period of one month of such date that entitles the Plan Shares to participate in such distribution, or such other period determined by the Board. If not so exercised, the Option shall lapse at the end of such period unless the Board determines otherwise, in which case the Option shall continue in force until it lapses in accordance with the Rules.

7.6	Demergers and other events

The Board may determine that all or a proportion of Unvested Options will Vest and that an Exit Event has occurred if it becomes aware that the Company will be affected by a demerger, distribution (which is not an ordinary dividend or an Exit Event) or other transaction not otherwise covered by the Rules.

The proportion of the Unvested Options which may Vest will be determined by the Board in its absolute discretion and subject to such conditions as it may require, taking into account such factors as the board may consider relevant.

Subject to Rule 7.9, Vested Option may be exercised within one month of such Exit Event, or such other period determined by the Board, and if not exercised within that period it shall lapse, unless the Board determines otherwise, in which case the Option shall continue until it lapses in accordance with the Rules.

7.7	Meaning of “obtains a Controlling Interest of the Company”

For the purpose of this Rule 7 a person shall be deemed to have obtained a Controlling Interest of the Company if he and others Acting in Concert with him have together obtained a Controlling Interest of it.

7.8	Notification of Option Holders

The Board shall, as soon as reasonably practicable, notify each Option Holder of the occurrence of any of the events referred to in this Rule 7 and explain how this affects their position under the Plan.

7.9	Exercise of Options prior to a corporate event

Where the Board is aware that an event is likely to occur under this Rule 7, if the Board in its absolute discretion considers it appropriate, the Board may at its absolute discretion determine that all or any part of any Unvested Options may Vest, in accordance with this Rule 7, and that an Exit Event has occurred immediately prior to the event taking place. Provided that an Option Holder has been given reasonable notice of such determination, any unexercised Options will lapse immediately prior to or on (as the case may be) the occurrence of the relevant event unless the Board determines otherwise.

8.	Exchange of Options

8.1	Circumstances in which Exchange can occur

If a company (including for the purposes of this Rule 8 a New Holding Company) (the “Acquiring Company”) acquires a Controlling Interest of the Company an Option Holder may, at any time during a period specified by the Board, by agreement with the Acquiring Company, release his Option in consideration of the grant to him of a New Option. For the avoidance of doubt, an Option which is so released shall not Vest or become exercisable as a result of the relevant event unless the Board at its absolute discretion determines otherwise.

In the circumstances where the Acquiring Company is a New Holding Company, the Option Holder shall be deemed to have given his agreement to the release of his Award as set out above if required by the Board.

If the Option Holder does not release the Option within the specified period, the Option shall lapse at the end of such period.

8.2	Terms of Exchange

The following applies in respect of the New Option:

(a)	the Grant Date of the New Option shall be deemed to be the same as the Grant Date of the Option;

(b)	the New Option will be in respect of shares in a company determined by the Board;

(c)

in the application of the Plan to the New Option, where appropriate, references to “the Company” and “Plan Shares” shall be read as if they were references to the company to whose shares the New Option relates, save that in the definition of “Board” the reference to “Company” shall be read as if it were a reference to Babylon Holdings Limited; and

(d)	the New Option will Vest and be exercisable at the same time and in the same manner as the Option.

8.3	Application of Plan to New Option

In the application of the Plan to the New Option, where appropriate, references to “Company” and “Plan Shares” shall be read as if they were references to the company and the shares to which the New Option relates, save that in the definition of “Board” the reference to “Company” shall be read as if it were a reference to Babylon Holdings Limited.

9.	Lapse of Options

Notwithstanding any other provision of the Rules, an Option shall lapse on the earliest of:

(a)	the day following the last date for exercise specified in the Option Certificate;

(b)

the Board determining that any Performance Target or any other condition imposed under Rule 4.1 has not been satisfied either in whole nor in part in respect of the Option and can no longer be satisfied in whole or in part in which case the Option shall lapse either in whole or as to such part in relation to which any Performance Target or any other condition imposed under Rule 4.1 can no longer be satisfied;

(c)

subject to Rules 5.4 and 6.6, the Option Holder ceasing to be in Relevant Employment in any circumstances (including, in particular, but not by way of limitation, where the Option Holder is dismissed unfairly, wrongfully, in breach of contract or otherwise);

(d)	any date provided for under Rule 7 following an Exit Event;

(e)	any other date provided for under these Rules; and

(f)	unless the Board determines otherwise, the date on which the Option Holder becomes bankrupt or enters into a compromise with his creditors generally.

10.	Adjustment of Options on Reorganisation

10.1	Power to adjust Options

In the event of a Reorganisation, the number of Plan Shares subject to an Option, the description of the Plan Shares, the Exercise Price (if any), or any one or more of these, shall be adjusted in such manner as Board shall determine.

10.2	Exercise Price

No adjustment shall be made to the Exercise Price (if any) which would result in the Plan Shares subject to an Option being issued at a price per Plan Share lower than the nominal value of a Plan Share except where the Board puts in place arrangements to pay up the nominal value at the date of issue of the Plan Shares (or the difference between the adjusted Exercise Price and the nominal value as the case may be).

10.3	Notification of Option Holders

The Company shall, as soon as reasonably practicable, notify each Option Holder of any adjustment made under this Rule 10 and explain how this affects his position under the Plan.

11.	Accounting for PAYE and National Insurance Contributions

11.1	Deductions

Unless the Option Holder discharges any liability that may arise himself, the Company or any Group Member (as the case may be) may withhold such amount, or make such other arrangements as it may determine appropriate, for example to sell or withhold Plan Shares, to meet any liability to taxes or social security contributions in respect of Options.

11.2	Transfer of Employer’s NIC

The Board may, at its absolute discretion, determine at the time of grant of an Option that the Option Holder may be required to pay all or any part of the employer’s National Insurance Contributions liability (or any local equivalent) in relation to an Option under the Plan.

11.3	Execution of Document by Option Holder

The Board may require an Option Holder to execute a document in order to bind himself contractually to any such arrangement as is referred to in Rules 11.1 and 11.2 and return the executed document to the Company by a specified date. It shall be a condition of exercise of the Option that the executed document be returned by the specified date unless the Board determines otherwise.

11.4	Tax elections

The Board may, at its absolute discretion, determine that an Option may not be exercised unless the Option Holder has beforehand signed an election under Chapter 2 of Part 7 of ITEPA 2003.

12.	Issue and Listing of Plan Shares

12.1	Rights attaching to Plan Shares

All Plan Shares issued and/or transferred under the Plan shall, as to voting, dividend, transfer and other rights, including those arising on a liquidation of the Company, rank equally in all respects and as one class with the Plan Shares of the same class in issue at the date of issue or transfer save as regards any rights attaching to such Plan Shares by reference to a record date prior to the date of such issue or transfer.

12.2	Availability of Plan Shares

The Company shall at all times use its reasonable endeavours to keep available sufficient authorised but unissued Plan Shares to satisfy the exercise of all Options which the Board has determined will be satisfied by the issue of Plan Shares.

12.3	Listing of Plan Shares

If and so long as Plan Shares are listed and traded on a stock exchange the Company shall apply for the listing of Plan Shares issued under the Plan as soon as practicable.

13.	Relationship of Plan to Contract of Employment

13.1	Contractual Provisions

Notwithstanding any other provision of the Plan:

(a)	the Plan shall not form part of any contract of employment between any Group Member and an Eligible Employee;

(b)

unless expressly so provided in his contract of employment, an Eligible Employee has no right to be granted an Option and the receipt of an Option in one year (and the calculation of any Exercise Price in a particular way) is no indication that the Option Holder will be granted any subsequent Options (or that the Exercise Price (if any) will be calculated in the same way);

(c)

the benefit to an Eligible Employee of participation in the Plan (including, in particular but not by way of limitation, any Options held by them) shall not form any part of their remuneration or count as their remuneration for any purpose and shall not be pensionable; and

(d)

an Eligible Employee who ceases to be in Relevant Employment for any reason shall not be entitled to compensation for the loss or diminution in value of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any Options held by them which lapse by reason of their ceasing to be in Relevant Employment) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise or anything analogous thereto in any jurisdiction.

13.2	Deemed Agreement

By signing and returning the Option Certificate to the Company an Option Holder is deemed to have agreed to the provisions of this Rule 13.

14.	Administration of Plan

14.1	Responsibility for administration

The Company shall be responsible for, and shall have the conduct of, the administration of the Plan. The Board may from time to time make, amend or rescind regulations for the administration of the Plan provided that such regulations shall not be inconsistent with the Rules.

14.2	Board’s decision final and binding

The decision of the Board shall be final and binding in all matters relating to the Plan, including but not limited to the resolution of any dispute concerning, or any inconsistency or ambiguity in the Rules or any document used in connection with the Plan.

14.3	Discretionary nature of Options

All Options shall be granted entirely at the absolute discretion of the Board.

14.4	Provision of information

The Option Holder shall provide to the Company as soon as reasonably practicable such information as the Company reasonably requests for the purpose of complying with its obligations under section 421J of ITEPA 2003 or any other applicable legislation.

14.5	Cost of Plan

The cost of introducing and administering the Plan shall be met by the Company. The Company shall be entitled, if it wishes, to charge an appropriate part of such cost to any other Group Member.

14.6	Data protection

For the purpose of operating the Plan, the Company will collect and process information relating to Option Holders in accordance with an appropriate privacy notice.

14.7	Third party rights

Nothing in these Rules confers any benefit, right or expectation on a person who is not an Option Holder. No such third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of these Rules.

15.	Amendment of Plan

15.1	Power to amend Plan

Subject to Rule 15.2, the Board may from time to time amend the Rules (including, for the purposes of establishing a sub-plan for the benefit of employees located overseas).

15.2	Rights of existing Option Holders

An amendment may not adversely affect the rights of an existing Option Holder except where the amendment has been approved by those existing Option Holders who would be adversely affected by the amendment in such manner as would be required by the Company’s articles of association (with appropriate changes) if the Plan Shares subject to those Options which would be so adversely affected had been issued or transferred to them (so that they had become shareholders in the Company) and constituted a separate class of shares.

15.3	Notification of Option Holders

The Board shall, as soon as reasonably practicable, notify each Option Holder of any amendment to the Rules under this Rule 15 and explain how it affects his position under the Plan.

16.	Notices

16.1	Notice by Company

Save as provided for by law, any notice, document or other communication given by, or on behalf of, the Company or to any person in connection with the Plan shall be deemed to have been duly given if delivered to him at his place of work, if he is in Relevant Employment if sent by e-mail to such e-mail address as may be specified by him from time to time, or sent through the post in a pre-paid envelope to the postal address last known to the Company to be his address and, if so sent, shall be deemed to have been duly given on the date of posting.

16.2	Deceased Option Holders

Save as provided for by law, any notice, document or other communication so sent to an Option Holder shall be deemed to have been duly given notwithstanding that such Option Holder is then deceased (and whether or not the Company has notice of his death) except where his legal personal representatives have established their title to the satisfaction of the Board and supplied to the Company an e-mail or postal address to which notices, documents and other communications are to be sent.

16.3	Notice to Company

Save as provided for by law, any notice, document or other communication given to the Company in connection with the Plan shall be delivered or sent by hand or sent by email, fax or post to the Company Secretary at the Company’s registered office or such other e-mail or postal address as may from time to time be notified to Option Holders but shall not in any event be duly given unless and until it is actually received at the registered office or such e-mail or postal address.

17.	Governing Law and Jurisdiction

17.1	Plan governed by English law

The formation, existence, construction, performance, validity and all aspects whatsoever of the Plan, any term of the Plan and any Option granted under it shall be governed by English law.

17.2	English courts to have jurisdiction

The English courts shall have exclusive jurisdiction to settle any dispute which may arise out of, or in connection with, the Plan.

17.3	Jurisdiction agreement for benefit of Company

The jurisdiction agreement contained in this Rule 17 is made for the benefit of the Company only, which accordingly retains the right to bring proceedings in any other court of competent jurisdiction.

17.4	Option Holder deemed to submit to such jurisdiction

By signing and returning the Option Certificate to the Company, an Option Holder is deemed to have agreed to submit to such jurisdiction.

18.	Interpretation

18.1	Definitions

In this Plan, unless the context otherwise requires, the following words and expressions have the following meanings:

Acting in Concert has the meaning given to it in The City Code on Takeovers and Mergers published by the Panel on Takeovers and Mergers (as amended from time to time);

Adoption Date means the date on which the Plan is adopted by the Board;

Amendment Date means 2 March 2020;

Asset Sale means the sale of the whole, or substantially the whole (as determined by the Board) of the assets of the Company;

Bad Leaver means an individual who ceases to be an Eligible Employee due to Gross Misconduct or similar circumstances as determined by the Board;

Board means the board of directors of the Company, a duly authorised committee of it, or such person or persons to whom it may delegate responsibility for carrying out the relevant function under the Plan;

Company means Babylon Holdings Limited incorporated in Jersey under company number 115471;

Controlling Interest means an interest in shares giving the holder or holders control of more than 50% of the issued share capital of the Company;

Eligible Employee means an individual who, at the Grant Date, is an employee or director (excluding for the avoidance of doubt, a non-executive director) of a Group Member;

Exercise Price means the amount per Plan Share payable on the exercise of an Option determined in accordance with Rule 3;

Exit Event means a Flotation, Share Sale, Liquidation or a distribution made in accordance with the articles of association of the Company following an Asset Sale, or such date as is determined by the Board in accordance with Rule 6.7 or 7.9;

Flotation means any of the following:

(a)

the admission by the UK Financial Conduct Authority (or any other competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000) to listing on the Official List of any of the issued equity share capital or securities representing any of the issued equity share capital of the Company or any Parent Company or Subsidiary and such admission becoming effective, and/or, as applicable, the admission by the London Stock Exchange of any of the issued equity share capital or securities representing any of the issued equity share capital of the Company or any Parent Company or Subsidiary to trading on the main market for listed securities, AIM or any other market or exchange of the London Stock Exchange; or

(b)

any equivalent admission to any other “recognised investment exchange” or “recognised overseas investment exchange”, as such terms are defined in the Financial Services and Markets Act 2000 (including, but not limited to, the Nasdaq stock market, or any market or exchange thereof), and the New York Stock Exchange, or any market or exchange thereof, becoming unconditionally effective in relation to any of the issued equity share capital or securities representing the any of the issued share capital of the Company or any Parent Company or Subsidiary;

Grant Date means the date on which an Option is granted to an Eligible Employee determined in accordance with Rule 1.3;

Gross Misconduct means (i) a breach by the Option Holder of his service agreement which would entitle a Group Member to summarily terminate such a service agreement or terms of service; or (ii) such other meaning as may be ascribed to that term in respect of an Option Holder in his or her Option Certificate;

Group means the Company and its subsidiaries from time to time and Group Member shall be interpreted accordingly;

ITA 2007 means the UK Income Tax Act 2007;

ITEPA 2003 means the UK Income Tax (Earnings and Pensions) Act 2003;

Liquidation means the liquidation or winding up of the Company (except for a solvent reorganisation, reconstruction or amalgamation where no cash or cash equivalent is distributed to shareholders of the Company);

London Stock Exchange means the London Stock Exchange plc or any successor body;

Market Value means:

(a)

if at the relevant time Plan Shares are listed in the Daily Official List of the London Stock Exchange (or any other recognised stock exchange within the meaning of section 1005 of ITA 2007 or the Alternative Investment Market of the London Stock Exchange), the middle market quotation (as derived from that List) on the preceding dealing day; or

(b)	where such value is determined at or around the time of an Exit Event, the value of a Plan Share as implied by the terms of the relevant event, as reasonably determined by the Board; or

(c)	where Plan Shares are not so listed, the market value of a Plan Share calculated in accordance with the articles of association of the Company, as reasonably determined by the Board;

New Holding Company means a company which obtains a Controlling Interest in the Company where 90% or more of the New Holding Company’s ordinary shares are held in substantially the same proportions by the same persons who previously held the Company’s ordinary shares;

Notice Date means the date on which an Option Holder is given or receives notice of termination of his or her employment (whether or not lawful).

Option means a right to acquire Plan Shares granted under the Plan;

Option Certificate means the document under which an Option is granted in accordance with Rule 1.3;

Option Holder means an individual who holds an Option or, where the context permits, his legal personal representatives;

Parent Company means any company that has a Controlling Interest in the Company;

Performance Target means any performance target imposed as a condition of the Vesting of an Option under Rule 4.1 and as substituted or varied in accordance with Rule 4.2 or Rule 5.7;

Plan means Babylon Holdings Limited Long Term Incentive Plan as amended from time to time;

Plan Shares means ordinary B shares in the capital of the Company (or any shares representing them);

Relevant Employment means employment with any Group Member;

Reorganisation means any variation in the share capital of the Company, including but without limitation a capitalisation issue, rights issue, rights offer or bonus issue and a sub-division, consolidation or reduction in the capital of the Company but excluding a capitalisation issue in substitution for or as an alternative to a cash dividend;

Rules mean the rules of the Plan;

Share Sale means the acquisition of a Controlling Interest by a person in the issued share capital of the Company other than where:

(a)	the acquisition of a Controlling Interest is by a New Holding Company; or

(b)	the relevant transfer is to a person or person(s) connected (within the meaning of section 993 of ITA 2007) with the transferring shareholder;

Subsidiary means a company which is a subsidiary of the Company within the meaning of section 1159 of the UK Companies Act 2006; and

Vest means an Option Holder becoming entitled to exercise an Option subject to the occurrence of an Exit Event (or other determination by the Board that an Option may be exercised) (and Vesting, Vested and Unvested shall be interpreted accordingly).

18.2	Interpretation

(a)	All references to legislation in this Plan are to the legislation of England and Wales unless the contrary is indicated.

(b)	Any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof.

(c)	Words importing the singular shall include the plural and vice versa, and words importing the masculine gender shall include the feminine or neutral gender.

(d)	In the Plan, unless otherwise specified:

(i)

save as provided for by law a reference to writing includes any mode of reproducing words in a legible form and reduced to paper or electronic format or communication including, for the avoidance of doubt, correspondence via e-mail; and

(ii)	the UK Interpretation Act 1978 applies to the Plan in the same way as it applies to an enactment.

SCHEDULE 1

U.S. APPENDIX

TO BABYLON HOLDINGS LIMITED

LONG TERM INCENTIVE PLAN

1.

Applicability of Appendix. The terms of this U.S. Appendix (the “Appendix”) apply to options granted under the Babylon Holdings Limited Long Term Incentive Plan with Non-Employee Sub-Plan (the “Plan”) to individuals who are U.S. residents or subject to U.S. federal income tax (such options, “Options”). This Appendix is a part of the Plan. Any capitalized terms that are not defined in this Appendix will have the meanings given to them in the Plan. If there is a conflict, whether explicit or implied, between the Plan and the Appendix, the Appendix shall prevail.

2.

Plan Shares Subject to the Appendix. Subject to the last sentence of this Section 2 of this Appendix, not more than 79,095,264 Plan Shares (as defined in the Plan) may be subject to Options and sold under the Appendix (the “Appendix Limit”), and the maximum number of Plan Shares (as defined in the Plan) issuable upon the exercise of incentive stock options within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder (such options, “ISOs”, and such maximum number of Plan Shares, the “ISO Limit”) is equal to the Appendix Limit. If any adjustment to any Plan Shares is made in accordance with Rule 10 of the Plan or Section 6 of this Appendix, the Board (as defined in the Plan) will make similar adjustments to the Appendix Limit and the ISO Limit.

3.

Eligibility. ISOs may be granted only to Eligible Employees (as defined in the Plan) that are employees of (i) the Company (as defined in the Plan), (ii) any “parent corporation” (as defined in Code Section 424(e)) of the Company, whether now or hereafter existing (a “Parent”), or (iii) any “subsidiary corporation” (as defined in Code Section 424(f)) of the Company, whether now or hereafter existing (a “Subsidiary”) (such Eligible Employees, “ISO Employees”). Options that are not ISOs (“NSOs”) may be granted to any Eligible Employee.

4.	Options.

4.1

Term of Option. Notwithstanding anything in the Plan to the contrary, (i) the “Date of Grant” of an Option granted pursuant to this Appendix will be the date that the Board makes the determination granting such Option, (ii) the term of each Option will not be more than 10 years from the Date of Grant, and (iii) the term of an ISO granted to an ISO Employee who, on the Date of Grant, owns shares representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary (a “Ten Percent Shareholder”) will not be more than 5 years from the Date of Grant.

4.2

Exercise Price. The Exercise Price (as defined in the Plan) of each Option will be at least 100% of the fair market value of a Plan Share (the “Appendix Exercise Price”), as determined in good faith by the Board in accordance with applicable U.S. law (the “Appendix Fair Market Value”), on the Date of Grant. In addition, in the case of an ISO granted to a Ten Percent Shareholder, the Appendix Exercise Price will be at least 110% of the Appendix Fair Market Value of a Plan Share on the Date of Grant. Notwithstanding the foregoing, Options may be granted with an Appendix Exercise Price of less than 100% of the Appendix Fair Market Value of a Plan Share on the Date of Grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

4.3

Exercise of Option following Termination of Service. If an Option Holder (as defined in the Plan) ceases to hold any office or employment with a Group Member (as defined in the Plan), the Option Holder may exercise his or her Option as to any vested Plan Shares (i) subject to the Plan, as specified in his or her Option Certificate (as defined in the Plan), or (ii)

notwithstanding anything to the contrary in the Plan or the Option Certificate, within such longer period of time as is required by applicable laws, such as Section 25102(o) of the California Corporations Code, if applicable (but in no event later than the expiration of the term of such Option as set forth in the Option Certificate). If the Option Holder does not exercise his or her Option within such time, the Option will terminate.

4.4

Compliance With Code Section 409A. Options will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Board. The Plan, Appendix, and each Option Certificate under the Appendix is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Board. To the extent that an Option or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Option will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will any Group Member have any obligation under the terms of this Appendix to reimburse an Option Holder for any taxes or other costs that may be imposed on such Option Holder as a result of Section 409A. Options granted in accordance with the terms of this Appendix shall not be subject to Section 6.5 of the Plan.

5.

Limited Transferability of Options. Notwithstanding anything to the contrary in the Plan, unless determined otherwise by the Board and permitted by the Plan, Options may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Option Holder, only by the Option Holder. If the Board makes an Option transferable, such Option may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the U.S. Securities Act of 1933, as amended.

6.

Adjustments. Notwithstanding anything in the Plan to the contrary, the Board will make such adjustments to an Option required by Section 25102(o) of the California Corporations Code (or such other applicable adjustment provisions provided for under an exemption of any other U.S. state) to the extent the Company is relying upon the exemption afforded thereby with respect to an Option.

7.

Tax Withholding. Notwithstanding anything in the Plan to the contrary, prior to the delivery of any Plan Shares or cash pursuant to an Option (or exercise thereof), the Company (or an applicable Group Member) will have the power and the right to deduct or withhold, or require an Option Holder to remit to the Company (or an applicable Group Member), an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Option Holder’s FICA obligation) required to be withheld with respect to such Option (or exercise thereof) (each, an “U.S. Tax Liability”). The amount of the withholding requirement will be deemed to include any amount which the Board agrees may be withheld, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Option Holder with respect to the Option on the date that the amount of tax to be withheld is to be determined.

8.

Term of Appendix. Subject to Section 10 of this Appendix, the Appendix will become effective upon its adoption by the Board, subject to any other applicable approval. Unless (i) this Appendix is sooner terminated under Section 9 of this Appendix or (ii) the Plan is sooner terminated, the Appendix will continue in effect for a term of 10 years from its effective date.

9.

Amendment and Termination of the Appendix. The Board may at any time amend, alter, suspend or terminate the Appendix. The Company will obtain shareholder approval of any Appendix amendment to the extent necessary and desirable to comply with applicable laws. No amendment, alteration, suspension or termination of the Appendix will materially impair the rights of any Option Holder, unless the Option Holder and the Board otherwise agree in writing.

10.

Shareholder Approval of Adoption of Appendix. The Appendix must be approved by Company shareholders, in the manner and to the degree required under applicable laws, within 12 months after Board approval of the Appendix.

11.	Agreement. For the purposes of the Appendix, the term “Option Certificate” shall be defined to include an agreement used for the purposes of granting Options pursuant to this Appendix.

SCHEDULE 2

NON-EMPLOYEE SUB-PLAN

TO BABYLON HOLDINGS LIMITED

LONG TERM INCENTIVE PLAN

This Non-Employee Sub-Plan is adopted to permit the grant of options to individuals who are not employees or executive directors of a Group Member.

In the event of any inconsistency between the rules of the Plan and the rules of the Non-Employee Sub-Plan, the rules of the Non-Employee Sub-Plan shall take precedence.

1.	Definitions

1.1

In this Non-Employee Sub-Plan, the words and expressions used in the Plan shall bear unless the context otherwise requires, the same meaning herein save to the extent the Rules in this Non-Employee Sub-Plan shall provide to the contrary.

1.2	In this Non-Employee Sub-Plan, the following words and expressions shall have the following meanings:

Eligible Person: means an individual who provides advisory or consultancy services to any Group Member either directly or through a company or other trading arrangement under a contract for the provision of services or otherwise and whether with the individual himself or with a company or other trading arrangement, or is a non-executive director of any Group Member; and

Relevant Company: the Group Member which is, in relation to an Option Holder, the company by which he holds office or to which he provides advisory or consultancy services.

1.3	This Non-Employee Sub-Plan is not an employees’ share scheme within the meaning of Article 58A of the Companies (Jersey) Law 1991.

2.	Application of Plan

Save as modified in this Non-Employee Sub-Plan, all the provisions of the Plan shall be incorporated into this Non-Employee Sub-Plan as if fully set out herein so as to be part of this Non-Employee Sub-Plan.

3.	Eligible Persons etc.

3.1

Any references in the Plan to “Eligible Employee” shall be taken for the purposes of this Non-Employee Sub-Plan to be references to “Eligible Person” as defined in paragraph 1.2 of this Non-Employee Sub-Plan.

3.2

Any references in the Plan to an individual’s “employment” (including, the avoidance of doubt, for the purposes of the definition of “Relevant Employment”) shall be taken for the purposes of this Non-Employee Sub-Plan to be references to an Eligible Person’s engagement or appointment, as applicable, with the “Relevant Company” as defined in paragraph 1.2 of this Non-Employee Sub-Plan.

3.3

Any references in the Plan to a “service agreement” shall be taken shall be taken for the purposes of this Non-Employee Sub-Plan to be references to the contract or other agreement pursuant to which an Eligible Person is engaged or appointed.

4.	Governing Law and Jurisdiction

For the avoidance of doubt, the provisions of Rule 17 of the Plan shall apply to this Non-Employee Sub-Plan.